Exhibit 99.1

DOLLAR TREE TO PRESENT AT THE 17th ANNUAL WACHOVIA NANTUCKET EQUITY CONFERENCE

CHESAPEAKE, Va. – June 25, 2007 – Dollar Tree Stores, Inc. (NASDAQ: DLTR), the nation's leading operator of single-price point dollar stores, will participate in the 17th Annual Wachovia Nantucket Equity Conference being held on June 25 – 28, 2007, at The Harbor House Village, in Nantucket, MA.  Dollar Tree’s presentation is scheduled for Tuesday, June 26, at approximately 1:00 pm EDT.  Kent Kleeberger, CFO, will discuss Dollar Tree’s business and growth plans.  A live audio-only web cast of the Company’s presentation at the Wachovia Conference will be available on Dollar Tree’s web site, www.DollarTree.com/medialist.cfm.  A replay will be available within 24 hours of the presentation and can be accessed at the same location.  This replay will be available until midnight Tuesday, July 2, 2007.

CONTACT:	Dollar Tree Stores, Inc., Chesapeake
Timothy J. Reid, 757-321-5284
www.DollarTree.com

Return to Form 8K